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                                                                    EXHIBIT 12.1

                              ALASKA AIRLINES, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (In thousands, except ratios)


                                           2003           2002           2001           2000           1999
                                         ---------      ---------      ---------      ---------      ---------
Earnings:
Income before income tax expense         $  11,838      $ (87,368)     $ (16,421)     $ (20,079)     $ 186,525

Less: Capitalized interest                  (1,484)        (2,051)        (7,459)       (13,799)       (10,380)
Add:
Interest on indebtedness                    45,164         46,261         47,432         36,043         16,339
Amortization of debt expense                   916            815            695            322            429
Amortization of capitalized interest         4,990          4,993          5,013          4,736          4,663
Portion of rent under long-term
  operating leases representative
  of an interest factor                     66,590         65,896         64,161         62,691         65,243
                                         ---------      ---------      ---------      ---------      ---------

Earnings Available for Fixed Charges     $ 128,014      $  28,546      $  93,421      $  69,914      $ 262,819
                                         =========      =========      =========      =========      =========


Fixed Charges:
Interest on indebtedness                    45,164         46,261         47,432         36,043         16,339
Amortization of debt expense                   916            815            695            322            429
Portion of rent under long-term
  operating leases representative
  of an interest factor                     66,590         65,896         64,161         62,691         65,243
                                         ---------      ---------      ---------      ---------      ---------

Total Fixed Charges                      $ 112,670      $ 112,972      $ 112,288      $  99,056      $  82,011
                                         =========      =========      =========      =========      =========

Ratio of Earnings to Fixed Charges            1.14           0.25           0.83           0.71           3.20
                                         =========      =========      =========      =========      =========

Coverage deficiency                             --      $  84,426      $  18,867      $  29,142             --
                                         =========      =========      =========      =========      =========